                                                                    EXHIBIT 10.5

                          UUDIRECT T3 TIERED AGREEMENT


Service1                        Monthly Fee             Start-up Charge2
--------                        -----------             ----------------

/ /      3 Mbps port             [$ * ]
/ /      6 Mbps port             [$ * ]
/ /      9 Mbps port             [$ * ]
/ /      12 Mbps port            [$ * ]
/ /      15 Mbps port            [$ * ]
/ /      18 Mbps port            [$ * ]
/ /      21 Mbps port            [$ * ]
/ /      24 Mbps port            [$ * ]
/ /      27 Mbps port            [$ * ]
/ /      30 Mbps port            [$ * ]
/ /      33 Mbps port            [$ * ]
/ /      36 Mbps port            [$ * ]
/ /      39 Mbps port            [$ * ]
/X/      45 Mbps port            [$ * ]



PRICES ABOVE DO NOT INCLUDE ANY TELCO LINE CHARGES, EQUIPMENT COSTS,3 OR NETWORK APPLICATIONS FEES.4

TERM COMMITMENT5

/X/      1-year Term

PAYMENT
If a Purchase Order is required, return the PO with this form and provide PO#: _______________

BILLING PREFERENCE / / Bill my existing UUNET account number: ______________ / / Bill to a new account number

                   PLEASE SIGN THIS AGREEMENT ON THE REVERSE.

---------------------------

1 Customer must provide 60 days' prior written notice to UUNET before downgrading service to a lower tier. While Customer can resell Internet connectivity, Customer cannot resell the service in its entirety to another person or entity without the express prior written consent of UUNET. If Customer resells Internet connectivity to end users, Customer is responsible for: (i) providing the first point of contact for end user support inquiries;
(ii) providing software fulfillment to end users; (iii) running its own primary and secondary domain name service ("DNS") for end users; (iv) registering end users' domain names; (v) using BGP routing to the UUNET Network, if requested by UUNET; (vi) collecting route additions and changes, and providing them to UUNET; and (vii) registering with the appropriate agency all IP addresses provided by UUNET to Customer that are allocated to end users.

2 To ensure proper installation, UUNET will order all telco lines. A $500 surcharge applies to Customer-ordered lines. Installation may be scheduled between the hours of 8AM and & 7PM ET Monday through Friday (excluding holidays). If Customer requires installation outside of these hours UUNET will charge an additional $500 fee.

3 UUNET is acting only as a reseller with respect to the hardware and software offered under this Agreement ("Equipment"), which was manufactured by a third party ("Manufacturer"). UUNET will provide first-level support for Equipment, but will not repair or replace Equipment. Customer's use of the Equipment is subject to the terms and conditions of the Manufacturer's end user agreement. Should Customer purchase Equipment from UUNET, UUNET will ship the current UUNET-tested version of the Equipment to the Customer.

4 Descriptions of the domain name, mail, new services, and other network applications available in connection with this service, and the pricing and additional terms applicable to these services, are set forth in the Network Applications Fee Schedule available at www.uu.net/terms. UUNET reserves the right to change the Network Applications Fee Schedule from time to time, effective upon posting of the changes to the URL or other notice to Customer.

5 Discount applicable only to Monthly Fee. At the conclusion of the Term Commitment, this Agreement shall continue in effect on a month-to-month basis at UUNET's then-current list price for the service.

[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.

                          GENERAL TERMS AND CONDITIONS

1. UUNET Technologies, Inc. ("UUNET") exercises no control over, and accepts no responsibility for, the content of the information passing through UUNET's host computers, network hubs and points of presence (the "UUNET Network"). EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7 BELOW, UUNET (a) MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE SERVICES AND EQUIPMENT IT IS PROVIDING, AND (b) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. Use of any information obtained via the UUNET Network is at Customer's own risk. UUNET specifically denies any responsibility for the accuracy or quality of information obtained through its services. UUNET shall not be liable for any delay or failure in performance due to Force Majeure, which shall include without limitation acts of God, earthquake, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or other occurrences which are beyond UUNET's reasonable control.

2. All use of the UUNET Network and the service must comply with the then-current version of the UUNET Acceptable Use Policy ("Policy") which is made a part of this Agreement and is available at the following URL: www.uu.net/terms. UUNET reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL or other notice to Customer. UUNET reserves the right to suspend the service or terminate this Agreement effective upon notice for a violation of the Policy. Customer agrees to indemnify and hold harmless UUNET from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the service, including any Claim which, if true, would constitute a violation of the Policy.

3. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RESULT FROM CUSTOMER'S OR CUSTOMER'S USERS' USE OF THE UUNET NETWORK AND THE SERVICE INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTIONS. Notwithstanding anything to the contrary stated in this Agreement, Customer's sole remedies for any claims relating to this service or the UUNET Network are set forth in Section 7 below.

4. Networks assigned from a UUNET net-block are non-portable. Network space allocated by UUNET must be returned to UUNET in the event Customer discontinues service.

5. Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If payment is returned to UUNET unpaid Customer is immediately in default and subject to a returned check charge of $25 from UUNET. Accounts unpaid 60 days after date of invoice may have service interrupted or terminated. Such interruption does not relieve Customer of the obligation to pay the Monthly Fee. Only a written request to terminate Customer's service relieves Customer of the obligation to pay the Monthly Fee. Accounts in default are subject to an interest charge on the outstanding balance of the lesser of 1.5% per month or the maximum rate permitted by law. Customer agrees to pay UUNET its reasonable expenses, including attorney and collection agency fees, incurred in enforcing its rights under this Agreement. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable taxes, Customer must submit its tax identification number and exemption certificate at the same time it submits this Agreement.

6. Billing for UUNET service will commence when a UUNET hub and a functioning telephone circuit are prepared to route IP packets to Customer's site. The Start-up Charge is invoiced upon acceptance of this Agreement by UUNET. Charges for Equipment shall be invoiced upon shipment. Service is invoiced monthly in advance, and may be canceled only by 60 days' advance written notice. In the event of early cancellation of a Term Commitment, Customer will be required to pay 75% of UUNET's standard Monthly Fee for each month remaining in the Term Commitment. UUNET reserves the right to change the rates by notifying Customer 60 days in advance of the effective date of the change.

7. The Service Level Agreement ("SLA") for this service, which is made a part of this Agreement, is set forth at www.uu.net/terms and applies only to customers agreeing to a Term Commitment of at least one year. UUNET reserves the right to amend the SLA from time to time effective upon posting of the revised SLA to the URL or other notice to Customer; provided, that in the event of any amendment resulting in a material reduction of the SLA's service levels or credits, Customer may terminate this Agreement without penalty by providing UUNET written notice of termination during the 30 days following notice of such amendment. The SLA sets forth Customer's sole remedies for any claim relating to this service or the UUNET Network, including any failure to meet any guarantee set forth in the SLA. UUNET's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee and/or Start-up Charge which, absent the credit, would have been charged for UUNET service that month (collectively the "UUNET Fees"); provided, that the maximum amount of credit for failure to meet the Availability Guarantee shall not exceed the sum of (a) the UUNET Fees, plus (b) the telephone company line charge which, absent the credit, would have been charged for such month.

8. Neither party may use the other party's name, trademarks, tradenames or other proprietary identifying symbols without the prior written approval of the other party. Neither party may assign or transfer any of its rights or obligations under this Agreement without the express, prior written consent of the other party; provided, that either party may assign or transfer this Agreement to any affiliate of such party upon advance written notice to the other party. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

9. MCI WORLDCOM, Inc. or its affiliates or subcontractors may perform some or all of UUNET's duties and/or obligations hereunder.

10. This Agreement supersedes all previous representations, understandings or agreements and shall prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by UUNET may be subject, in UUNET's absolute discretion, to satisfactory completion of a credit check. Activation of service shall indicate UUNET's acceptance of this Agreement. Use of the UUNET Network constitutes acceptance of this Agreement.

AGREED AND ACCEPTED BY CUSTOMER:

Signature:  /s/ Rafe Scheinblum     Company Name:  FASTNET
          ----------------------                 ----------------------------
Printed Name:  Rafe Scheinblum      Address:  3864 Courtney St. Suite 130
             -------------------             --------------------------------
Title:  EVP, Operations             Bethlehem, PA 18017
      --------------------------    -----------------------------------------
Date:  8/11/99                      Telephone  610-266-6700  Fax  610-807-0902
     ---------------------------               ------------      ------------